EXHIBIT 99.1
NEWS RELEASE

Contact:	Deric Eubanks	Allison Beach	Joe Calabrese
	Chief Financial Officer	Media Contact	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(212) 827-3772

ASHFORD TRUST REPORTS SECOND QUARTER 2025 RESULTS

DALLAS – July 30, 2025 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today reported financial results and performance measures for the second quarter ended June 30, 2025. The comparable performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel EBITDA assume each of the hotel properties in the Company’s hotel portfolio as of June 30, 2025 was owned as of the beginning of each of the periods presented. Unless otherwise stated, all reported results compare the second quarter ended June 30, 2025 with the second quarter ended June 30, 2024 (see discussion below). All data presented in this press release gives effect to the 1-for-10 reverse stock split completed on October 25, 2024 with regard to share counts and per share data. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
SECOND QUARTER 2025 FINANCIAL HIGHLIGHTS
•Comparable RevPAR for all hotels decreased 2.2% to $145 during the quarter on a 2.7% decrease in Comparable ADR and a 0.5% increase in Comparable Occupancy. Comparable total revenue increased 1.3% over the prior year quarter.
•Net loss attributable to common stockholders was $(39.9) million or $(6.88) per diluted share for the quarter.
•Adjusted EBITDAre was $73.8 million for the quarter.
•Adjusted funds from operations (AFFO) was $0.78 per diluted share for the quarter. During the quarter, the Company accrued approximately $6.8 million of default interest on its $744 million Highland loan secured by 18 hotels. Subsequent to quarter end, the Company entered into an extension agreement on this loan that included eliminating the default interest. Excluding the default interest, the Company’s AFFO and AFFO per diluted share for the quarter would have been approximately $11.4 million and $1.93, respectively.
•Comparable Hotel EBITDA was $91.0 million for the quarter, reflecting a growth rate of 2.6% over the prior year quarter.
•The Company ended the quarter with cash and cash equivalents of $100.0 million and restricted cash of $153.9 million. The vast majority of the restricted cash is comprised of lender and manager held reserves. At the end of the quarter, there was also $21.8 million in due from third-party hotel managers, which is primarily the Company’s cash held by one of its property managers and is also available to fund hotel operating costs.
•Net working capital at the end of the quarter was $184.2 million.
•Capex invested during the quarter was $19.9 million.

AHT Reports Second Quarter Results

July 30, 2025
RECENT OPERATING HIGHLIGHTS
•In mid-December 2024, the Company launched a transformative strategic initiative designed to drive outsized EBITDA growth and substantially improve shareholder value. The initiative, labeled “GRO AHT,” centers around three core pillars: G&A Reduction, Revenue Maximization, and Operational Efficiency.
•During the quarter, the Company successfully extended its Morgan Stanley Pool mortgage loan secured by 17 hotels.
•During the quarter, the Company signed a definitive agreement to sell the 242-room Hilton Houston NASA Clear Lake located in Houston, Texas for $27.0 million.
GRO AHT: EARLY RESULTS
Through the first half of 2025, the Company made several announcements regarding its “GRO AHT” initiative, and reported progress towards its goal of delivering $50 million in annual run-rate EBITDA improvement. The Company expects its current fully-implemented initiatives to contribute more than $30 million per year in incremental EBITDA, with several additional initiatives underway. The “GRO AHT” initiative reflects the firm commitment that Ashford Trust, along with its advisor and property managers, has made to optimizing financial performance while ensuring long-term sustainability.
CAPITAL STRUCTURE
As of June 30, 2025, the Company had total loans of $2.7 billion with a blended average interest rate of 8.1%, taking into account in-the-money interest rate caps. Based on the current level of SOFR, and the Company’s corresponding interest rate caps, approximately 24% of the Company’s current consolidated debt is effectively fixed and approximately 76% is effectively floating.
During the quarter, the Company successfully extended its Morgan Stanley Pool mortgage loan secured by 17 hotels. The loan had an original final maturity date in November of 2024. The extension provides for an initial maturity in March of 2026 and two, one-year extension options, subject to the satisfaction of certain conditions, with a final maturity date in March of 2028. The loan has a current balance of $409.8 million and continues to bear interest at a floating rate of SOFR + 3.39%. The extension also provides added flexibility for the Company to release assets upon sale.
During the quarter, the Company signed a definitive agreement to sell the 242-room Hilton Houston NASA Clear Lake located in Houston, Texas for $27.0 million. When adjusted for the Company's anticipated capital expenditures, the sale price represents a 3.2% capitalization rate on net operating income or 23.6x Hotel EBITDA for the twelve months ended April 30, 2025. Excluding the anticipated capital spend, the sale price represents a 5.0% capitalization rate on net operating income or 15.2x Hotel EBITDA for the twelve months ended April 30, 2025.
The Company did not pay a dividend on its common stock and common units for the second quarter ended June 30, 2025. The Board of Directors will continue to monitor the situation and assess future quarterly common dividend declarations. The Company is current on the dividends on its outstanding preferred stock and plans to pay dividends on its outstanding preferred stock on a current basis going forward.
“Despite headwinds that drove industry-wide RevPAR declines during the second quarter, I’m pleased to report that Ashford Trust delivered comparable total revenue growth of 1.3% and 2.6% growth in comparable Hotel EBITDA, reflecting the early positive impact of our initiatives to grow ancillary revenue streams and the impact of the strategic decisions our team has made over the past several quarters,” commented Stephen Zsigray, President and Chief Executive Officer of Ashford Trust. “We continue to see the benefits of “GRO AHT,” our transformative initiative aimed at driving $50 million

AHT Reports Second Quarter Results

July 30, 2025
improvement in EBITDA run rate.” Mr. Zsigray added, “We also announced the planned sale of the Hilton Houston NASA Clear Lake at a very attractive cap rate. Combined with our “GRO AHT” initiative, we see meaningful potential for additional opportunistic sales that will further transform the company.” Mr. Zsigray concluded, “We remain focused on executing our GRO AHT strategy to drive outsized EBITDA growth and believe our assets are well-positioned to deliver meaningful outperformance in the quarters ahead as we advance the next chapter for Ashford Trust.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call on Thursday, July 31, 2025, at 11:00 a.m. ET. The number to call for this interactive teleconference is (646) 307-1963. A replay of the conference call will be available through Thursday, August 7, 2025, by dialing (609) 800-9909 and entering the confirmation number, 9727869.
The Company will also provide an online simulcast and rebroadcast of its second quarter 2025 earnings release conference call. The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s website, www.ahtreit.com, on Thursday, July 31, 2025, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.
We use certain non-GAAP measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer real estate investment trusts more meaningful. Non-GAAP financial measures, which should not be relied upon as a substitute for GAAP measures, used in this press release are FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA. Please refer to our most recently filed Annual Report on Form 10-K for a more detailed description of how these non-GAAP measures are calculated. The reconciliations of non-GAAP measures to the closest GAAP measures are provided below and provide further details of our results for the period being reported.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
* * * * *
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

AHT Reports Second Quarter Results

July 30, 2025
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2025	December 31, 2024
ASSETS
Investments in hotel properties, gross	$3,273,437	$3,350,086
Accumulated depreciation	(1,029,900)	(1,030,879)
Investments in hotel properties, net	2,243,537	2,319,207
Contract asset	370,475	366,671
Cash and cash equivalents	99,965	112,907
Restricted cash	153,870	99,695
Accounts receivable, net of allowance of $520 and $435 respectively	47,746	35,579
Inventories	3,686	3,631
Notes receivable, net	11,382	10,565
Investment in unconsolidated entities	7,203	7,590
Deferred costs, net	1,706	1,788
Derivative assets, net	2,445	2,594
Operating lease right-of-use assets	43,627	43,780
Other assets	32,993	39,144
Due from third-party hotel managers	21,813	21,206
Assets held for sale	18,904	96,628
Total assets	$3,059,352	$3,160,985

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Indebtedness, net	$2,644,765	$2,629,289
Indebtedness associated with hotels in receivership	301,040	314,640
Finance lease liability	17,771	17,992
Accounts payable and accrued expenses	130,135	137,506
Accrued interest payable	19,851	10,212
Accrued interest associated with hotels in receivership	69,435	52,031
Dividends and distributions payable	4,166	3,952
Due to Ashford Inc., net	8,939	25,635
Due to related parties, net	2,666	2,850
Due to third-party hotel managers	1,401	1,145
Operating lease liabilities	44,156	44,369
Other liabilities	33,940	34,011
Liabilities associated with assets held for sale	29,153	99,139
Total liabilities	3,307,418	3,372,771

Redeemable noncontrolling interests in operating partnership	21,993	22,509
Series J Redeemable Preferred Stock, $0.01 par value, 7,699,923and 6,799,638 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	178,571	156,671
Series K Redeemable Preferred Stock, $0.01 par value, 747,299and 601,175 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	18,523	14,869
Series L Redeemable Preferred Stock, $0.01 par value, 1112,181 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,580	—
Series M Redeemable Preferred Stock, $0.01 par value, 145,232 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	3,576	—
Equity (deficit):
Preferred stock, $0.01 par value, 55,000,000 shares authorized :
Series D Cumulative Preferred Stock, 1,111,127 and 1,111,127 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	11	11
Series F Cumulative Preferred Stock, 1,037,044 and 1,037,044 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	10	10
Series G Cumulative Preferred Stock, 1,470,948 and 1,470,948 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	15	15
Series H Cumulative Preferred Stock, 1,037,956 and 1,037,956 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	10	10
Series I Cumulative Preferred Stock, 1,034,303 and 1,034,303 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	11	11
Common stock, $0.01 par value, 395,000,000 shares authorized, 5,908,610 and 5,636,595 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	59	56
Additional paid-in capital	2,394,458	2,392,518
Accumulated deficit	(2,880,095)	(2,811,868)
Total stockholders' equity (deficit) of the Company	(485,521)	(419,237)
Noncontrolling interests in consolidated entities	12,212	13,402
Total equity (deficit)	(473,309)	(405,835)
Total liabilities and equity/deficit	$3,059,352	$3,160,985

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
REVENUE
Rooms	$227,203	$243,605	$433,504	$472,812
Food and beverage	55,336	55,260	109,865	112,618
Other	19,006	16,934	35,226	33,626
Total hotel revenue	301,545	315,799	578,595	619,056
Other	456	683	765	1,322
Total revenue	302,001	316,482	579,360	620,378
EXPENSES
Hotel operating expenses
Rooms	51,659	54,073	99,449	108,753
Food and beverage	35,455	37,508	71,181	75,339
Other expenses	101,372	104,680	196,482	211,506
Management fees	10,344	11,184	20,192	22,734
Total hotel operating expenses	198,830	207,445	387,304	418,332
Property taxes, insurance and other	16,234	16,846	32,283	34,273
Depreciation and amortization	35,276	37,187	72,615	77,731
Impairment charges	1,447	—	1,447	—
Advisory services fee:
Base advisory fee	8,339	8,180	16,534	16,400
Reimbursable expenses	3,411	2,787	6,619	9,232
Stock/unit-based compensation	222	507	155	1,043
Incentive fee	(66)	—	27	—
Stirling performance participation fee	111	—	227
Corporate, general and administrative:
Stock/unit-based compensation	—	216	13	244
Other general and administrative	5,485	6,978	9,804	15,159
Total operating expenses	269,289	280,146	527,028	572,414
Gain (loss) on consolidation of VIE and disposition of assets and hotel properties	6,684	87,441	38,552	94,397
Gain (loss) on derecognition of assets	9,900	11,725	19,946	145,634
OPERATING INCOME (LOSS)	49,296	135,502	110,830	287,995
Equity in earnings (loss) of unconsolidated entities	44	(162)	(387)	(695)
Interest income	1,253	1,688	2,467	3,672
Other income (expense), net	—	37	—	72
Interest expense, net of discount amortization	(62,944)	(65,078)	(124,546)	(136,831)
Interest expense associated with hotels in receivership	(9,902)	(11,944)	(19,948)	(24,042)
Amortization of loan costs	(7,743)	(3,338)	(12,943)	(5,546)
Write-off of premiums, loan costs and exit fees	(1,486)	(3,796)	(6,083)	(3,814)
Gain (loss) on extinguishment of debt	(2)	—	(15)	45
Realized and unrealized gain (loss) on derivatives	(836)	1,357	(3,576)	6,118
INCOME (LOSS) BEFORE INCOME TAXES	(32,320)	54,266	(54,201)	126,974
Income tax benefit (expense)	(119)	(3,455)	(436)	(3,758)
NET INCOME (LOSS)	(32,439)	50,811	(54,637)	123,216
(Income) loss attributable to noncontrolling interest in consolidated entities	1,412	8	3,188	17
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	631	(565)	1,082	(1,418)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	(30,396)	50,254	(50,367)	121,815
Preferred dividends	(7,017)	(5,468)	(13,746)	(10,479)
Deemed dividends on redeemable preferred stock	(2,530)	(669)	(3,587)	(1,351)
Gain (loss) on extinguishment of preferred stock	—	211	—	1,784
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(39,943)	$44,328	$(67,700)	$111,769

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Net income (loss) attributable to common stockholders	$(6.88)	$10.20	$(11.82)	$27.23
Weighted average common shares outstanding – basic	5,804	4,324	5,728	4,085
Diluted:
Net income (loss) attributable to common stockholders	$(6.88)	$2.50	$(11.82)	$7.67
Weighted average common shares outstanding – diluted	5,895	18,936	5,728	15,305
Dividends declared per common share	$—	$—	$—	$—

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss)	$(32,439)	$50,811	$(54,637)	$123,216
Interest expense and amortization of discounts and loan costs, net	70,687	68,416	137,489	142,377
Interest expense associated with hotels in receivership	9,902	11,944	19,948	24,042
Depreciation and amortization	35,276	37,187	72,615	77,731
Income tax expense (benefit)	119	3,455	436	3,758
Equity in (earnings) loss of unconsolidated entities	(44)	162	387	695
Company's portion of EBITDA of unconsolidated entities	406	215	526	49
EBITDA	83,907	172,190	176,764	371,868
Impairment charges on real estate	1,447	—	1,447	—
(Gain) loss on consolidation of VIE and disposition of assets and hotel properties	(6,684)	(87,441)	(38,552)	(94,397)
(Gain) loss on derecognition of assets	(9,900)	(11,725)	(19,946)	(145,634)
EBITDAre	68,770	73,024	119,713	131,837
Amortization of unfavorable contract liabilities	(31)	(30)	(61)	(61)
Transaction and conversion costs	2,173	2,109	4,101	7,231
Write-off of premiums, loan costs and exit fees	1,486	3,796	6,083	3,814
Realized and unrealized (gain) loss on derivatives	836	(1,357)	3,576	(6,118)
Stock/unit-based compensation	222	723	168	1,287
Legal, advisory and settlement costs	55	273	852	273
Other (income) expense, net	—	(36)	—	(71)
Incentive fee	(66)	—	27	—
Stirling performance participation fee	111	—	227	—
(Gain) loss on extinguishment of debt	2	—	15	(45)
Severance	274	150	796	150
Company's portion of adjustments to EBITDAre of unconsolidated entities	—	6	—	6
Adjusted EBITDAre	$73,832	$78,658	$135,497	$138,303
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS (“FFO”) AND ADJUSTED FFO
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income (loss)	$(32,439)	$50,811	$(54,637)	$123,216
(Income) loss attributable to noncontrolling interest in consolidated entities	1,412	8	3,188	17
Net (income) loss attributable to redeemable noncontrolling interests in operating partnership	631	(565)	1,082	(1,418)
Preferred dividends	(7,017)	(5,468)	(13,746)	(10,479)
Deemed dividends on redeemable preferred stock	(2,530)	(669)	(3,587)	(1,351)
Gain (loss) on extinguishment of preferred stock	—	211	—	1,784
Net income (loss) attributable to common stockholders	(39,943)	44,328	(67,700)	111,769
Depreciation and amortization on real estate	34,486	37,187	71,036	77,731
(Gain) loss on consolidation of VIE and disposition of assets and hotel properties	(6,684)	(87,441)	(38,552)	(94,397)
(Gain) loss on derecognition of assets	(9,900)	(11,725)	(19,946)	(145,634)
Net income (loss) attributable to redeemable noncontrolling interests in operating partnership	(631)	565	(1,082)	1,418
Equity in (earnings) loss of unconsolidated entities	(44)	162	387	695
Impairment charges on real estate	1,447	—	1,447	—
Company's portion of FFO of unconsolidated entities	152	(47)	(81)	(454)
FFO available to common stockholders and OP unitholders	(21,117)	(16,971)	(54,491)	(48,872)
Deemed dividends on redeemable preferred stock	2,530	669	3,587	1,351
(Gain) loss on extinguishment of preferred stock	—	(211)	—	(1,784)
Transaction and conversion costs	2,173	2,109	4,101	7,231
Write-off of premiums, loan costs and exit fees	1,486	3,796	6,083	3,814
Unrealized (gain) loss on derivatives	1,309	6,002	4,741	9,955
Stock/unit-based compensation	222	723	168	1,287
Legal, advisory and settlement costs	55	273	852	273
Other (income) expense, net	—	(36)	—	(71)
Amortization of credit facility exit fee	—	—	—	844
Amortization of loan costs	7,705	3,338	12,868	5,546
Incentive fee	(66)	—	27	—
Stirling performance participation fee	111	—	227	—
(Gain) loss on extinguishment of debt	2	—	15	(45)
Interest expense associated with hotels in receivership	9,902	11,944	19,948	18,495
Severance	274	150	796	150
Company's portion of adjustments to FFO of unconsolidated entities	35	6	75	6
Adjusted FFO available to common stockholders and OP unitholders	$4,621	$11,792	$(1,003)	$(1,820)
Adjusted FFO per diluted share available to common stockholders and OP unitholders	$0.78	$2.69	$(0.17)	$(0.44)
Weighted average diluted shares	5,906	4,380	5,834	4,138

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
SUMMARY OF INDEBTEDNESS
June 30, 2025
(dollars in thousands)
(unaudited)

Indebtedness	Current Maturity	Final Maturity (14)	Interest Rate (13)	Fixed-Rate Debt	Floating-Rate Debt	Total Debt		TTM Hotel Net Income	TTM Hotel Net Income Debt Yield	Comparable TTM Hotel EBITDA (14)	Comparable TTM Hotel EBITDA Debt Yield
US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	March 2025	March 2025	4.66%	$21,971	$—	$21,971	(2)	$(1,675)	(7.6)%	$2,089	9.5%
BAML Highland Pool - 18 hotels	April 2025	April 2025	SOFR (1) + 3.70%	—	743,625	743,625	(3)	84,157	11.3%	87,567	11.8%
JPMorgan Chase - 8 hotels	July 2025	February 2026	SOFR (1) + 3.28%	—	325,000	325,000	(4)	(55,020)	(16.9)%	25,160	7.7%
Aareal Le Pavillon - 1 hotel	December 2025	December 2027	SOFR (1) + 4.00%	—	37,000	37,000	(5)	(7,734)	(20.9)%	1,589	4.3%
BAML Indigo Atlanta - 1 hotel	February 2026	February 2027	SOFR (1) + 2.85%	—	12,330	12,330	(6)	(187)	(1.5)%	2,194	17.8%
Morgan Stanley Pool - 17 hotels	March 2026	March 2028	SOFR (1) + 3.39%	—	409,750	409,750	(7)	14,929	3.6%	42,363	10.3%
Aareal Alexandria/La Posada - 2 hotels	May 2026	May 2028	SOFR (1) + 4.00%	—	98,450	98,450	(8)	5,872	6.0%	10,719	10.9%
BAML Nashville - 1 hotel	May 2026	May 2029	SOFR (1) + 3.98%	—	267,200	267,200	(9)	25,812	9.7%	35,669	13.3%
BAML/Sculptor KEYS 16 Pool - 16 hotels	February 2027	February 2030	SOFR (1) + 4.37%	—	580,000	580,000	(9)	46,148	8.0%	70,476	12.2%
Torchlight Marriott Crystal Gateway - 1 hotel	November 2027	November 2029	SOFR (1) + 4.75%	—	121,500	121,500	(10)	13,049	10.7%	17,020	14.0%
Preferred Equity Nashville - 1 hotel	May 2029	May 2029	14.00%	35,185	—	35,185	(11)	N/A	N/A	N/A	N/A
Unencumbered Hotel - 1 hotel				—	—	—		1,876	N/A	4,384	N/A
Total				$57,156	$2,594,855	$2,652,011		$127,227	4.8%	$299,230	11.3%
Percentage				2.2%	97.8%	100.0%
Weighted average interest rate (12) (13)				10.41%	8.09%	8.14%
All indebtedness is non-recourse.
The amounts do not include amounts related to the consolidation of 815 Commerce Managing Member, LLC, which includes the operations of the Le Meridien, Stirling REIT OP, LP and debt associated with hotels in receivership.
(1)    SOFR rate was 4.32% at June 30, 2025.
(2)    As of June 30, 2025, this mortgage loan was in default under the terms and conditions of the mortgage loan agreement. Default interest of 5.00% was accrued in addition to the stated interest rate, in accordance with the terms of the mortgage loan agreement, and is reflected in the Company’s consolidated balance sheet and statement of operations.
(3)    As of June 30, 2025, this mortgage loan was in default under the terms and conditions of the mortgage loan agreement. Default interest of 4.00% was accrued in addition to the stated interest rate, in accordance with the terms of the mortgage loan agreement, and is reflected in the Company's consolidated balance sheet and statement of operations. On July 7, 2025, this loan entered into a forbearance agreement that expires on July 30, 2025. On July 30, 2025, this mortgage loan was amended and was no longer in default. Terms of the amendment included a $10.0 million principal paydown, extending the current maturity date from July 2025 to January 2026, and adding one six-month extension option to July 2026, subject to the satisfaction of certain conditions.
(4)    This mortgage loan has six one-year extension options, subject to satisfaction of certain conditions. The sixth one-year extension period began in February 2025, subject to satisfaction of certain conditions, which must be completed by August 9, 2025.
(5)    This mortgage loan has three one-year extension options, subject to satisfaction of certain conditions. The first one-year extension option began in December 2024. This mortgage loan has a SOFR floor of 0.50%.
(6)    This mortgage loan has one one-year extension option, subject to satisfaction of certain conditions.
(7)    This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions.
(8)    This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions. This mortgage loan has a SOFR floor of 0.50%.
(9)    This mortgage loan has three one-year extension option, subject to satisfaction of certain conditions.
(10)    This mortgage loan has two one-year extension options, subject to satisfaction of certain conditions. This mortgage loan has a SOFR floor of 2.75%.
(11)    On May 8, 2025, we entered into a preferred equity transaction and received $35.0 million for the preferred equity investment in the Renaissance Nashville property. Terms of the transaction include a 14.00% fixed preferred equity rate, consisting of 9.00% cash interest and 5.00% paid-in-kind interest, a 1.00% exit fee payable at redemption, and a redemption date of May 10, 2029.
(12)    The weighted average interest rates are adjusted for in-the-money interest rate caps.
(13)    Interest rates do not include default or late payment rates in effect on some mortgage loans.
(14)    The final maturity date assumes all available extension options will be exercised.
(15)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED
June 30, 2025
(dollars in thousands)
(unaudited)

	2025	2026	2027	2028	2029	Thereafter	Total
US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	$21,971	$—	$—	$—	$—	$—	$21,971
BAML Highland Pool - 18 hotels (1)	743,625	—	—	—	—	—	743,625
JPMorgan Chase - 8 hotels	—	325,000	—	—	—	—	325,000
BAML Indigo Atlanta - 1 hotel	—	—	12,330	—	—	—	12,330
Aareal Le Pavillon - 1 hotel	—	—	35,000	—	—	—	35,000
Morgan Stanley Pool - 17 hotels	—	—	—	409,750	—	—	409,750
Aareal Alexandria/La Posada - 2 hotels	—	—	—	98,450	—	—	98,450
BAML Nashville - 1 hotel	—	—	—	—	267,200	—	267,200
Preferred Equity Nashville - 1 hotel	—	—	—	—	35,185	—	35,185
Torchlight Marriott Gateway - 1 hotel	—	—	—	—	121,500	—	121,500
BAML/Sculptor KEYS 16 Pool - 16 hotels	—	—	—	—	—	580,000	580,000
Principal due in future periods	765,596	325,000	47,330	508,200	423,885	580,000	2,650,011
Scheduled amortization payments remaining	—	1,000	1,000	—	—	—	2,000
Total indebtedness	$765,596	$326,000	$48,330	$508,200	$423,885	$580,000	$2,652,011
The amounts do not include amounts related to the consolidation of 815 Commerce Managing Member, LLC, which includes the operations of the Le Meridien, Stirling REIT OP, LP and debt associated with hotels in receivership.
(1)    On July 30, 2025, this mortgage loan was amended and was no longer in default. Terms of the amendment included a $10.0 million principal paydown, extending the current maturity date from July 2025 to January 2026, and adding one six-month extension option to July 2026, subject to the satisfaction of certain conditions.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(unaudited)

ALL HOTELS:
	Three Months Ended June 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$227,203	$(4,302)	$222,901	$243,605	$(18,268)	$225,337	(6.73)%	(1.08)%
RevPAR	$144.08	$(116.72)	$144.73	$149.34	$(168.39)	$147.98	(3.52)%	(2.20)%
Occupancy	75.23%	(79.72)%	75.13%	74.87%	(76.10)%	74.78%	0.48%	0.47%
ADR	$191.51	$(146.42)	$192.65	$199.48	$(221.29)	$197.90	(4.00)%	(2.65)%

ALL HOTELS:
	Six Months Ended June 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$433,505	$(8,463)	$425,042	$472,812	$(51,651)	$421,161	(8.31)%	0.92%
RevPAR	$138.09	$(111.14)	$138.76	$136.63	$(124.43)	$138.29	1.06%	0.33%
Occupancy	71.62%	(77.57)%	71.47%	70.65%	(68.02)%	71.01%	1.37%	0.65%
ADR	$192.80	$(143.28)	$194.14	$193.39	$(182.95)	$194.75	(0.30)%	(0.31)%

NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

ALL HOTELS NOT UNDER RENOVATION:
	Three Months Ended June 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$222,867	$(4,302)	$218,565	$238,094	$(18,267)	$219,827	(6.40)%	(0.57)%
RevPAR	$145.62	$(116.72)	$146.34	$150.25	$(168.39)	$148.91	(3.08)%	(1.73)%
Occupancy	75.59%	(79.72)%	75.49%	75.12%	(76.10)%	75.05%	0.63%	0.58%
ADR	$192.65	$(146.42)	$193.86	$200.00	$(221.29)	$198.41	(3.67)%	(2.30)%

ALL HOTELS NOT UNDER RENOVATION:
	Six Months Ended June 30,
	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
	2025	2025	2025	2024	2024	2024	% Variance	% Variance
Rooms revenue (in thousands)	$424,486	$(8,462)	$416,024	$462,545	$(51,651)	$410,894	(8.23)%	1.25%
RevPAR	$139.32	$(111.14)	$140.04	$137.36	$(124.43)	$139.17	1.43%	0.62%
Occupancy	71.96%	(77.57)%	71.82%	70.91%	(68.02)%	71.31%	1.48%	0.71%
ADR	$193.59	$(143.28)	$194.98	$193.72	$(182.95)	$195.16	(0.06)%	(0.09)%

NOTES:
(1)    The above comparable information assumes the 65 hotel properties owned and included in the Company’s operations at June 30, 2025, and not under renovation during the three months ended June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    Excluded hotels under renovation:
Courtyard Bloomington, Hampton Inn Evansville, Hilton Garden Inn Austin Downtown

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) & EBITDA
(dollars in thousands)
(unaudited)

ALL HOTELS:	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Variance	2025	2024	% Variance
Total hotel revenue	$301,546	$315,797	(4.51)%	$578,596	$619,056	(6.54)%
Non-comparable adjustments	(4,403)	(22,455)		(8,682)	(62,464)
Comparable total hotel revenue	$297,143	$293,342	1.30%	$569,914	$556,592	2.39%

Hotel net income (loss)	$57,561	$140,679	(59.08)%	$126,688	$171,114	(25.96)%
Non-comparable adjustments	(202)	(89,600)		(33,066)	(87,341)
Comparable hotel net income (loss)	$57,359	$51,079	12.29%	$93,622	$83,773	11.76%
Hotel net income (loss) margin	19.09%	44.55%	(25.46)%	21.90%	27.64%	(5.74)%
Comparable hotel net income margin	19.30%	17.41%	1.89%	16.43%	15.05%	1.38%

Hotel EBITDA	$92,279	$95,134	(3.00)%	$170,752	$173,446	(1.55)%
Non-comparable adjustments	(1,260)	(6,424)		(2,583)	(13,728)
Comparable hotel EBITDA	$91,019	$88,710	2.60%	$168,169	$159,718	5.29%
Hotel EBITDA margin	30.60%	30.13%	0.47%	29.51%	28.02%	1.49%
Comparable hotel EBITDA margin	30.63%	30.24%	0.39%	29.51%	28.70%	0.81%
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) & EBITDA
(dollars in thousands)
(unaudited)

ALL HOTELS NOT UNDER RENOVATION:	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2025	2024	% Variance	2025	2024	% Variance
Total hotel revenue	$296,597	$309,667	(4.22)%	$568,349	$607,601	(6.46)%
Non-comparable adjustments	(4,402)	(22,455)		(8,682)	(62,463)
Comparable total hotel revenue	$292,195	$287,212	1.73%	$559,667	$545,138	2.67%

Hotel net income (loss)	$57,735	$139,772	(58.69)%	$125,986	$169,715	(25.77)%
Non-comparable adjustments	(202)	(89,600)		(33,066)	(87,340)
Comparable hotel net income (loss)	$57,533	$50,172	14.67%	$92,920	$82,375	12.80%
Hotel net income (loss) margin	19.47%	45.14%	(25.67)%	22.17%	27.93%	(5.76)%
Comparable hotel net income margin	19.69%	17.47%	2.22%	16.60%	15.11%	1.49%

Hotel EBITDA	$91,183	$93,280	(2.25)%	$168,120	$170,120	(1.18)%
Non-comparable adjustments	(1,260)	(6,424)		(2,583)	(13,728)
Comparable hotel EBITDA	$89,923	$86,856	3.53%	$165,537	$156,392	5.85%
Hotel EBITDA margin	30.74%	30.12%	0.62%	29.58%	28.00%	1.58%
Comparable hotel EBITDA margin	30.77%	30.24%	0.53%	29.58%	28.69%	0.89%
NOTES:
(1)    The above comparable information assumes the 65 hotel properties owned and included in the Company’s operations at June 30, 2025, and not under renovation during the three months ended June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
(3)    Excluded hotels under renovation:
Courtyard Bloomington, Hampton Inn Evansville, Hilton Garden Inn Austin Downtown

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL REVENUE, NET INCOME (LOSS) & EBITDA FOR TRAILING TWELVE MONTHS
(dollars in thousands)
(unaudited)

	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable
	2025	2025	2025	2025	2025	2025	2024	2024	2024	2024	2024	2024
	2nd Quarter	2nd Quarter	2nd Quarter	1st Quarter	1st Quarter	1st Quarter	4th Quarter	4th Quarter	4th Quarter	3rd Quarter	3rd Quarter	3rd Quarter
Total hotel revenue	$301,546	$(4,403)	$297,143	$277,051	$(4,280)	$272,771	$275,060	$(11,728)	$263,332	$276,019	$(13,321)	$262,698
Hotel net income (loss)	$57,561	$(202)	$57,359	$69,126	$(32,862)	$36,264	$(37,125)	$(1,813)	$(38,938)	$32,678	$(5,539)	$27,139
Hotel net income (loss) margin	19.09%		19.30%	24.95%		13.29%	(13.50)%		(14.79)%	11.84%		10.33%
Hotel EBITDA	$92,279	$(1,260)	$91,019	$78,473	$(1,323)	$77,150	$69,415	$(3,897)	$65,518	$71,833	$(5,170)	$66,663
Hotel EBITDA margin	30.60%		30.63%	28.32%		28.28%	25.24%		24.88%	26.02%		25.38%

Hotel net income (loss) % of total TTM	47.1%		70.1%	56.6%		44.3%	(30.4)%		(47.6)%	26.7%		33.2%
EBITDA % of total TTM	29.6%		30.3%	25.2%		25.7%	22.2%		21.8%	23.0%		22.2%

JV interests in Hotel net income (loss)	$(1,235)		$(1,235)	$(1,544)		$(1,544)	$(2,771)		$(2,771)	$(414)		$(414)
JV interests in EBITDA	$421		$421	$321		$321	$(63)		$(63)	$113		$113

	Actual	Non-comparable Adjustments	Comparable
	2025	2025	2025
	TTM	TTM	TTM
Total hotel revenue	$1,129,676	$(33,732)	$1,095,944
Hotel net income (loss)	$122,240	$(40,416)	$81,824
Hotel net income (loss) margin	10.82%		7.47%
Hotel EBITDA	$312,000	$(11,650)	$300,350
Hotel EBITDA margin	27.62%		27.41%

Hotel net income (loss) % of total TTM	100.0%		100.0%
EBITDA % of total TTM	100.0%		100.0%

JV interests in Hotel net income (loss)	$(5,964)		$(5,964)
JV interests in EBITDA	$792		$792
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL REVPAR BY MARKET
(unaudited)

			Three Months Ended June 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
			2025	2025	2025	2024	2024	2024	% Variance	% Variance
Atlanta, GA Area	4	939	$135.85	$(111.20)	$140.81	$132.53	$(101.11)	$144.07	2.5%	(2.3)%
Boston, MA Area	—	—	—	—	—	273.08	(273.08)	—	(100.0)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	125.88	—	125.88	129.63	(129.94)	129.62	(2.9)%	(2.9)%
Houston, TX Area	3	695	117.64	—	117.64	109.49	—	109.49	7.4%	7.4%
Los Angeles, CA Metro Area	4	1,312	154.24	—	154.24	150.03	—	150.03	2.8%	2.8%
Miami, FL Metro Area	2	414	174.80	—	174.80	156.58	—	156.58	11.6%	11.6%
Minneapolis - St. Paul, MN Area	2	520	77.51	—	77.51	82.37	—	82.37	(5.9)%	(5.9)%
Nashville, TN Area	1	674	246.56	—	246.56	260.93	—	260.93	(5.5)%	(5.5)%
New York / New Jersey Metro Area	4	1,159	106.84	—	106.84	108.76	—	108.76	(1.8)%	(1.8)%
Orlando, FL Area	2	524	111.36	—	111.36	117.15	—	117.15	(4.9)%	(4.9)%
Philadelphia, PA Area	1	263	145.92	—	145.92	151.69	—	151.69	(3.8)%	(3.8)%
San Diego, CA Area	2	410	154.30	—	154.30	165.04	—	165.04	(6.5)%	(6.5)%
San Francisco - Oakland, CA Metro Area	3	793	144.07	—	144.07	137.79	—	137.79	4.6%	4.6%
Tampa, FL Area	2	571	144.52	—	144.52	135.91	—	135.91	6.3%	6.3%
Washington D.C. - MD - VA Area	9	2,428	175.51	—	175.51	185.91	—	185.91	(5.6)%	(5.6)%
Other Areas	24	4,826	138.45	(121.55)	139.21	143.88	(142.55)	144.01	(3.8)%	(3.3)%
Total Portfolio	68	16,924	$144.08	$(116.72)	$144.73	$149.34	$(168.39)	$147.98	(3.5)%	(2.2)%
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL REVPAR BY MARKET
(unaudited)

			Six Months Ended June 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	Actual	Non-comparable Adjustments	Comparable	Actual	Comparable
			2025	2025	2025	2024	2024	2024	% Variance	% Variance
Atlanta, GA Area	4	939	$139.74	$(108.01)	$146.13	$125.77	$(91.75)	$140.17	11.1%	4.3%
Boston, MA Area	—	—	38.81	(38.81)	—	185.49	(185.49)	—	(79.1)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	126.01	—	126.01	121.28	(84.19)	125.30	3.9%	0.6%
Houston, TX Area	3	695	114.63	—	114.63	103.37	—	103.37	10.9%	10.9%
Los Angeles, CA Metro Area	4	1,312	154.95	—	154.95	149.33	(84.48)	154.34	3.8%	0.4%
Miami, FL Metro Area	2	414	211.42	—	211.42	200.62	—	200.62	5.4%	5.4%
Minneapolis - St. Paul, MN Area	2	520	64.48	—	64.48	68.12	—	68.12	(5.3)%	(5.3)%
Nashville, TN Area	1	674	237.11	—	237.11	240.78	—	240.78	(1.5)%	(1.5)%
New York / New Jersey Metro Area	4	1,159	93.88	—	93.88	90.83	(55.84)	93.17	3.4%	0.8%
Orlando, FL Area	2	524	129.29	—	129.29	131.39	—	131.39	(1.6)%	(1.6)%
Philadelphia, PA Area	1	263	119.05	—	119.05	104.34	(28.18)	123.34	14.1%	(3.5)%
San Diego, CA Area	2	410	145.57	—	145.57	152.32	—	152.32	(4.4)%	(4.4)%
San Francisco - Oakland, CA Metro Area	3	793	134.84	—	134.84	123.18	(85.16)	131.17	9.5%	2.8%
Tampa, FL Area	2	571	171.77	—	171.77	160.66	—	160.66	6.9%	6.9%
Washington D.C. - MD - VA Area	9	2,428	158.36	—	158.36	160.45	—	160.45	(1.3)%	(1.3)%
Other Areas	24	4,826	126.94	(119.12)	127.29	129.23	(134.61)	128.32	(1.8)%	(0.8)%
Total Portfolio	68	16,924	$138.09	$(111.14)	$138.76	$136.63	$(124.43)	$138.29	1.1%	0.3%
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) BY MARKET
(in thousands)
(unaudited)

			Three Months Ended June 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	4	939	$1,866	$(99)	$1,767	3.1%	$15,788	$(14,394)	$1,394	2.7%	(88.2)%	26.8%
Boston, MA Area	—	—	27	(27)	—	—%	2,220	(2,220)	—	—%	(98.8)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	1,439	—	1,439	2.5%	3,600	(56)	3,544	6.9%	(60.0)%	(59.4)%
Houston, TX Area	3	695	441	—	441	0.8%	229	—	229	0.4%	92.6%	92.6%
Los Angeles, CA Metro Area	4	1,312	4,308	—	4,308	7.5%	2,291	360	2,651	5.2%	88.0%	62.5%
Miami, FL Metro Area	2	414	1,503	—	1,503	2.6%	1,100	—	1,100	2.2%	36.6%	36.6%
Minneapolis - St. Paul, MN Area	2	520	693	—	693	1.2%	53	—	53	0.1%	1,207.5%	1,207.5%
Nashville, TN Area	1	674	7,649	—	7,649	13.3%	8,640	—	8,640	16.9%	(11.5)%	(11.5)%
New York / New Jersey Metro Area	4	1,159	1,401	—	1,401	2.4%	1,000	7	1,007	2.0%	40.1%	39.1%
Orlando, FL Area	2	524	7,388	—	7,388	12.9%	689	—	689	1.3%	972.3%	972.3%
Philadelphia, PA Area	1	263	928	—	928	1.6%	996	19	1,015	2.0%	(6.8)%	(8.6)%
San Diego, CA Area	2	410	1,572	—	1,572	2.7%	1,767	—	1,767	3.5%	(11.0)%	(11.0)%
San Francisco - Oakland, CA Metro Area	3	793	1,160	—	1,160	2.0%	469	38	507	1.0%	147.3%	128.8%
Tampa, FL Area	2	571	2,179	—	2,179	3.8%	1,903	—	1,903	3.7%	14.5%	14.5%
Washington D.C. - MD - VA Area	9	2,428	13,573	—	13,573	23.7%	13,927	—	13,927	27.3%	(2.5)%	(2.5)%
Other Areas	24	4,826	11,434	(76)	11,358	19.9%	86,007	(73,354)	12,653	24.8%	(86.7)%	(10.2)%
Total Portfolio	68	16,924	$57,561	$(202)	$57,359	100.0%	$140,679	$(89,600)	$51,079	100.0%	(59.1)%	12.3%
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL NET INCOME (LOSS) BY MARKET
(in thousands)
(unaudited)

			Six Months Ended June 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	4	939	$4,496	$(192)	$4,304	4.6%	$16,982	$(14,236)	$2,746	3.3%	(73.5)%	56.7%
Boston, MA Area	—	—	31,855	(31,855)	—	—%	(839)	839	—	—%	3,896.8%	—%
Dallas / Ft. Worth, TX Area	5	1,396	3,683	—	3,683	3.9%	5,998	960	6,958	8.3%	(38.6)%	(47.1)%
Houston, TX Area	3	695	1,153	—	1,153	1.2%	331	—	331	0.4%	248.3%	248.3%
Los Angeles, CA Metro Area	4	1,312	8,881	—	8,881	9.5%	3,722	3,375	7,097	8.5%	138.6%	25.1%
Miami, FL Metro Area	2	414	5,604	—	5,604	6.0%	5,221	—	5,221	6.2%	7.3%	7.3%
Minneapolis - St. Paul, MN Area	2	520	(402)	—	(402)	(0.4)%	(1,235)	—	(1,235)	(1.5)%	67.4%	67.4%
Nashville, TN Area	1	674	14,672	—	14,672	15.7%	14,450	—	14,450	17.2%	1.5%	1.5%
New York / New Jersey Metro Area	4	1,159	764	—	764	0.8%	(822)	882	60	0.1%	192.9%	1,173.3%
Orlando, FL Area	2	524	9,458	—	9,458	10.1%	2,441	—	2,441	2.9%	287.5%	287.5%
Philadelphia, PA Area	1	263	901	(2)	899	1.0%	17	849	866	1.0%	5,200.0%	3.8%
San Diego, CA Area	2	410	2,503	—	2,503	2.7%	2,868	—	2,868	3.4%	(12.7)%	(12.7)%
San Francisco - Oakland, CA Metro Area	3	793	1,074	212	1,286	1.4%	480	246	726	0.9%	123.8%	77.1%
Tampa, FL Area	2	571	7,472	—	7,472	8.0%	6,425	—	6,425	7.7%	16.3%	16.3%
Washington D.C. - MD - VA Area	9	2,428	20,648	—	20,648	22.1%	19,767	—	19,767	23.6%	4.5%	4.5%
Other Areas	24	4,826	13,926	(1,229)	12,697	13.4%	95,308	(80,256)	15,052	18.0%	(85.4)%	(15.6)%
Total Portfolio	68	16,924	$126,688	$(33,066)	$93,622	100.0%	$171,114	$(87,341)	$83,773	100.0%	(26.0)%	11.8%
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL EBITDA BY MARKET
(in thousands)
(unaudited)

			Three Months Ended June 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	4	939	$4,607	$(516)	$4,091	4.5%	$4,674	$(671)	$4,003	4.5%	(1.4)%	2.2%
Boston, MA Area	—	—	48	(48)	—	—%	3,703	(3,703)	—	—%	(98.7)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	6,631	—	6,631	7.3%	6,630	(147)	6,483	7.3%	—%	2.3%
Houston, TX Area	3	695	2,546	—	2,546	2.8%	2,016	1	2,017	2.3%	26.3%	26.2%
Los Angeles, CA Metro Area	4	1,312	5,498	—	5,498	6.0%	4,527	335	4,862	5.5%	21.4%	13.1%
Miami, FL Metro Area	2	414	2,939	—	2,939	3.2%	2,245	—	2,245	2.5%	30.9%	30.9%
Minneapolis - St. Paul, MN Area	2	520	1,479	—	1,479	1.6%	882	1	883	1.0%	67.7%	67.5%
Nashville, TN Area	1	674	10,208	—	10,208	11.2%	11,058	—	11,058	12.5%	(7.7)%	(7.7)%
New York / New Jersey Metro Area	4	1,159	3,402	—	3,402	3.7%	3,139	1	3,140	3.5%	8.4%	8.3%
Orlando, FL Area	2	524	1,461	—	1,461	1.6%	1,632	—	1,632	1.8%	(10.5)%	(10.5)%
Philadelphia, PA Area	1	263	1,288	—	1,288	1.4%	1,395	13	1,408	1.6%	(7.7)%	(8.5)%
San Diego, CA Area	2	410	2,168	—	2,168	2.4%	2,353	—	2,353	2.7%	(7.9)%	(7.9)%
San Francisco - Oakland, CA Metro Area	3	793	3,685	—	3,685	4.0%	3,055	—	3,055	3.4%	20.6%	20.6%
Tampa, FL Area	2	571	2,962	—	2,962	3.3%	2,740	—	2,740	3.1%	8.1%	8.1%
Washington D.C. - MD - VA Area	9	2,428	17,634	—	17,634	19.4%	18,460	1	18,461	20.8%	(4.5)%	(4.5)%
Other Areas	24	4,826	25,723	(696)	25,027	27.6%	26,625	(2,255)	24,370	27.5%	(3.4)%	2.7%
Total Portfolio	68	16,924	$92,279	$(1,260)	$91,019	100.0%	$95,134	$(6,424)	$88,710	100.0%	(3.0)%	2.6%
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.
ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
HOTEL EBITDA BY MARKET
(in thousands)
(unaudited)

			Six Months Ended June 30,
	Number of Hotels	Number of Rooms	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Non-comparable Adjustments	Comparable	% of Total	Actual	Comparable
			2025	2025	2025		2024	2024	2024		% Variance	% Variance
Atlanta, GA Area	4	939	$10,166	$(1,030)	$9,136	5.4%	$9,292	$(1,317)	$7,975	5.0%	9.4%	14.6%
Boston, MA Area	—	—	60	(60)	—	—%	4,587	(4,587)	—	—%	(98.7)%	—%
Dallas / Ft. Worth, TX Area	5	1,396	14,520	—	14,520	8.6%	13,498	(539)	12,959	8.1%	7.6%	12.0%
Houston, TX Area	3	695	4,926	—	4,926	2.9%	3,783	3	3,786	2.4%	30.2%	30.1%
Los Angeles, CA Metro Area	4	1,312	12,320	—	12,320	7.3%	11,330	153	11,483	7.2%	8.7%	7.3%
Miami, FL Metro Area	2	414	8,497	—	8,497	5.1%	7,447	1	7,448	4.7%	14.1%	14.1%
Minneapolis - St. Paul, MN Area	2	520	1,116	—	1,116	0.7%	376	3	379	0.2%	196.8%	194.5%
Nashville, TN Area	1	674	19,684	—	19,684	11.7%	19,342	—	19,342	12.1%	1.8%	1.8%
New York / New Jersey Metro Area	4	1,159	4,815	—	4,815	2.9%	4,485	(108)	4,377	2.7%	7.4%	10.0%
Orlando, FL Area	2	524	4,396	—	4,396	2.6%	4,352	—	4,352	2.7%	1.0%	1.0%
Philadelphia, PA Area	1	263	1,634	(2)	1,632	1.0%	1,367	280	1,647	1.0%	19.5%	(0.9)%
San Diego, CA Area	2	410	3,851	—	3,851	2.3%	4,033	1	4,034	2.5%	(4.5)%	(4.5)%
San Francisco - Oakland, CA Metro Area	3	793	6,403	—	6,403	3.8%	6,099	(226)	5,873	3.7%	5.0%	9.0%
Tampa, FL Area	2	571	8,960	—	8,960	5.3%	8,100	2	8,102	5.1%	10.6%	10.6%
Washington D.C. - MD - VA Area	9	2,428	28,874	—	28,874	17.2%	29,087	4	29,091	18.2%	(0.7)%	(0.7)%
Other Areas	24	4,826	40,530	(1,491)	39,039	23.2%	46,268	(7,398)	38,870	24.4%	(12.4)%	0.4%
Total Portfolio	68	16,924	$170,752	$(2,583)	$168,169	100.0%	$173,446	$(13,728)	$159,718	100.0%	(1.6)%	5.3%
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    See Exhibit 1 for reconciliation of net income (loss) to hotel EBITDA.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
TOTAL ENTERPRISE VALUE
June 30, 2025
(in thousands, except share price)
(unaudited)

June 30, 2025
Common stock shares outstanding	5,909
Partnership units outstanding	121
Combined common stock shares and partnership units outstanding	6,030
Common stock price	$6.02
Market capitalization	$36,301
Series D cumulative preferred stock	$27,778
Series F cumulative preferred stock	$25,926
Series G cumulative preferred stock	$36,774
Series H cumulative preferred stock	$25,949
Series I cumulative preferred stock	$25,858
Series J redeemable preferred stock	$192,498
Series K redeemable preferred stock	$18,682
Series L redeemable preferred stock	$2,805
Series M redeemable preferred stock	$3,631
Indebtedness	$2,652,011
Net working capital (see below)	$(184,193)
Total enterprise value (TEV)	$2,864,020

Cash and cash equivalents	$96,296
Restricted cash	$150,837
Accounts receivable, net	$47,413
Prepaid expenses	$12,991
Due from third-party hotel managers, net	$20,439
Total current assets	$327,976

Accounts payable, net & accrued expenses	$133,495
Dividends and distributions payable	$4,166
Due to affiliates, net	$6,122
Total current liabilities	$143,783

Net working capital	$184,193

The amounts do not include amounts related to the consolidation of 815 Commerce Managing Member, LLC, which includes the operations of the Le Meridien, Stirling REIT OP, LP and debt associated with hotels in receivership.

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
ANTICIPATED CAPITAL EXPENDITURES CALENDAR (a)

		2025
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Estimated	Estimated
Courtyard Bloomington	117	x	x		x
Embassy Suites Palm Beach	160	x
Hampton Inn Evansville	140	x	x
Hilton Garden Inn Austin Downtown	254		x	x
Hilton Garden Inn Virginia Beach	176				x
Residence Inn Evansville	78	x			x
Sheraton Anchorage	370				x
Sheraton Misson Valley	260				x
Westin Princeton	296				x
Total		4	3	1	6
(a)    Only hotels which have had or are expected to have significant capital expenditures that could result in displacement in 2025 are included in this table.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	2025	2025	2024	2024	June 30, 2025
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	TTM
Net income (loss)	$57,561	$69,126	$(37,125)	$32,678	$122,240
Non-property adjustments	(5,234)	(31,855)	59,274	(2,771)	19,414
Interest income	(370)	(346)	(408)	(482)	(1,606)
Interest expense	3,156	3,065	3,181	2,206	11,608
Amortization of loan costs	132	106	118	77	433
Depreciation and amortization	35,228	37,290	37,256	37,691	147,465
Income tax expense (benefit)	—	—	(22)	26	4
Non-hotel EBITDA ownership expense	1,806	1,087	7,141	2,408	12,442
Hotel EBITDA including amounts attributable to noncontrolling interest	92,279	78,473	69,415	71,833	312,000
Non-comparable adjustments	(1,260)	(1,323)	(3,897)	(5,170)	(11,650)
Comparable hotel EBITDA	$91,019	$77,150	$65,518	$66,663	$300,350
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2025
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$57,735	$(174)	$57,561	$(90,000)	$(32,439)
Non-property adjustments	(5,234)	—	(5,234)	5,234	—
Interest income	(370)	—	(370)	370	—
Interest expense	3,156	—	3,156	69,690	72,846
Amortization of loan cost	132	—	132	7,611	7,743
Depreciation and amortization	34,005	1,223	35,228	48	35,276
Income tax expense (benefit)	—	—	—	119	119
Non-hotel EBITDA ownership expense	1,759	47	1,806	(1,806)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	91,183	1,096	92,279	(8,734)	83,545
Equity in (earnings) loss of unconsolidated entities	—	—	—	(44)	(44)
Company's portion of EBITDA of unconsolidated entities	—	—	—	406	406
Hotel EBITDA attributable to the Company and OP unitholders	$91,183	$1,096	$92,279	$(8,372)	$83,907
Non-comparable adjustments	(1,260)	—	(1,260)
Comparable hotel EBITDA	$89,923	$1,096	$91,019
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    Excluded hotels under renovation:
Courtyard Bloomington, Hampton Inn Evansville, Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2025
	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$69,126	$(91,324)	$(22,198)
Non-property adjustments	(31,855)	31,855	—
Interest income	(346)	346	—
Interest expense	3,065	68,583	71,648
Amortization of loan cost	106	5,094	5,200
Depreciation and amortization	37,290	49	37,339
Income tax expense (benefit)	—	317	317
Non-hotel EBITDA ownership expense	1,087	(1,087)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	78,473	13,833	92,306
Equity in (earnings) loss of unconsolidated entities	—	431	431
Company's portion of EBITDA of unconsolidated entities	—	120	120
Hotel EBITDA attributable to the Company and OP unitholders	$78,473	$14,384	$92,857
Non-comparable adjustments	(1,323)
Comparable hotel EBITDA	$77,150
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2024
	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$(37,125)	$(91,974)	$(129,099)
Non-property adjustments	59,274	(59,274)	—
Interest income	(408)	408	—
Interest expense	3,181	66,934	70,115
Amortization of loan cost	118	4,354	4,472
Depreciation and amortization	37,256	49	37,305
Income tax expense (benefit)	(22)	(2,294)	(2,316)
Non-hotel EBITDA ownership expense	7,141	(7,141)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	69,415	(88,938)	(19,523)
Equity in (earnings) loss of unconsolidated entities	—	1,542	1,542
Company's portion of EBITDA of unconsolidated entities	—	130	130
Hotel EBITDA attributable to the Company and OP unitholders	$69,415	$(87,266)	$(17,851)
Non-comparable adjustments	(3,897)
Comparable hotel EBITDA	$65,518
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2024
	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$32,678	$(91,806)	$(59,128)
Non-property adjustments	(2,771)	2,771	—
Interest income	(482)	482	—
Interest expense	2,206	72,167	74,373
Amortization of loan cost	77	3,495	3,572
Depreciation and amortization	37,691	49	37,740
Income tax expense (benefit)	26	(471)	(445)
Non-hotel EBITDA ownership expense	2,408	(2,408)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	71,833	(15,721)	56,112
Equity in (earnings) loss of unconsolidated entities	—	133	133
Company's portion of EBITDA of unconsolidated entities	—	257	257
Hotel EBITDA attributable to the Company and OP unitholders	$71,833	$(15,331)	$56,502
Non-comparable adjustments	(5,170)
Comparable hotel EBITDA	$66,663
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2024
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$139,772	$907	$140,679	$(89,868)	$50,811
Non-property adjustments	(85,986)	—	(85,986)	85,986	—
Interest income	(420)	—	(420)	420	—
Interest expense	2,086	—	2,086	74,936	77,022
Amortization of loan cost	76	—	76	3,262	3,338
Depreciation and amortization	36,231	908	37,139	48	37,187
Income tax expense (benefit)	29	—	29	3,426	3,455
Non-hotel EBITDA ownership expense	1,492	39	1,531	(1,531)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	93,280	1,854	95,134	76,679	171,813
Equity in (earnings) loss of unconsolidated entities	—	—	—	162	162
Company's portion of EBITDA of unconsolidated entities	—	—	—	215	215
Hotel EBITDA attributable to the Company and OP unitholders	$93,280	$1,854	$95,134	$77,056	$172,190
Non-comparable adjustments	(6,424)	—	(6,424)
Comparable hotel EBITDA	$86,856	$1,854	$88,710
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    Excluded hotels under renovation:
Courtyard Bloomington, Hampton Inn Evansville, Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2025
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$125,986	$701	$126,687	$(181,324)	$(54,637)
Non-property adjustments	(37,089)	—	(37,089)	37,089	—
Interest income	(716)	—	(716)	716	—
Interest expense	6,221	—	6,221	138,273	144,494
Amortization of loan cost	238	—	238	12,705	12,943
Depreciation and amortization	70,067	2,451	72,518	97	72,615
Income tax expense (benefit)	—	—	—	436	436
Non-hotel EBITDA ownership expense	3,413	(520)	2,893	(2,893)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	168,120	2,632	170,752	5,099	175,851
Equity in (earnings) loss of unconsolidated entities	—	—	—	387	387
Company's portion of EBITDA of unconsolidated entities	—	—	—	526	526
Hotel EBITDA attributable to the Company and OP unitholders	$168,120	$2,632	$170,752	$6,012	$176,764
Non-comparable adjustments	(2,583)	—	(2,583)
Comparable hotel EBITDA	$165,537	$2,632	$168,169
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    Excluded hotels under renovation:
Courtyard Bloomington, Hampton Inn Evansville, Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2024
	Hotel Properties Not Under Renovation	Hotel Properties Under Renovation	Hotel Total	Corporate / Allocated	Ashford Hospitality Trust, Inc.
Net income (loss)	$169,715	$1,399	$171,114	$(47,898)	$123,216
Non-property adjustments	(84,016)	—	(84,016)	84,016	—
Interest income	(830)	—	(830)	830	—
Interest expense	6,241	—	6,241	154,632	160,873
Amortization of loan cost	295	—	295	5,251	5,546
Depreciation and amortization	75,506	1,853	77,359	372	77,731
Income tax expense (benefit)	64	—	64	3,694	3,758
Non-hotel EBITDA ownership expense	3,145	74	3,219	(3,219)	—
Hotel EBITDA including amounts attributable to noncontrolling interest	170,120	3,326	173,446	197,678	371,124
Equity in (earnings) loss of unconsolidated entities	—	—	—	695	695
Company's portion of EBITDA of unconsolidated entities	—	—	—	49	49
Hotel EBITDA attributable to the Company and OP unitholders	$170,120	$3,326	$173,446	$198,422	$371,868
Non-comparable adjustments	(13,728)	—	(13,728)
Comparable hotel EBITDA	$156,392	$3,326	$159,718
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.
(2)    Excluded hotels under renovation:
Courtyard Bloomington, Hampton Inn Evansville, Hilton Garden Inn Austin Downtown

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2025
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$1,866	$27	$1,439	$441	$4,308	$1,503	$693	$7,649	$1,401
Non-property adjustments	—	16	—	—	—	—	—	—	—
Interest income	(54)	—	—	—	(15)	(2)	—	(32)	—
Interest expense	704	—	1,121	—	—	—	—	—	—
Amortization of loan costs	6	—	103	—	—	—	—	—	—
Depreciation and amortization	2,056	—	3,815	1,680	1,188	1,420	708	2,295	1,901
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	29	5	153	425	17	18	78	296	100
Hotel EBITDA including amounts attributable to noncontrolling interest	4,607	48	6,631	2,546	5,498	2,939	1,479	10,208	3,402
Non-comparable adjustments	(516)	(48)	—	—	—	—	—	—	—
Comparable hotel EBITDA	$4,091	$—	$6,631	$2,546	$5,498	$2,939	$1,479	$10,208	$3,402

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$7,388	$928	$1,572	$1,160	$2,179	$13,573	$11,434	$57,561
Non-property adjustments	(6,700)	—	—	—	—	—	1,450	(5,234)
Interest income	(31)	—	(26)	(13)	—	(165)	(32)	(370)
Interest expense	—	—	—	552	—	—	779	3,156
Amortization of loan costs	—	—	—	—	—	—	23	132
Depreciation and amortization	801	354	619	1,965	727	4,137	11,562	35,228
Income tax expense (benefit)	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	3	6	3	21	56	89	507	1,806
Hotel EBITDA including amounts attributable to noncontrolling interest	1,461	1,288	2,168	3,685	2,962	17,634	25,723	92,279
Non-comparable adjustments	—	—	—	—	—	—	(696)	(1,260)
Comparable hotel EBITDA	$1,461	$1,288	$2,168	$3,685	$2,962	$17,634	$25,027	$91,019
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2024
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$15,788	$2,220	$3,600	$229	$2,291	$1,100	$53	$8,640	$1,000
Non-property adjustments	(14,362)	677	7	—	26	—	—	—	7
Interest income	(43)	(65)	—	—	(12)	(14)	—	(28)	—
Interest expense	776	226	—	—	—	—	—	—	—
Amortization of loan costs	—	—	—	—	—	—	—	—	—
Depreciation and amortization	2,422	764	2,918	1,715	2,022	1,111	767	2,397	2,027
Income tax expense (benefit)	—	—	—	—	—	—	—	23	—
Non-hotel EBITDA ownership expense	93	(119)	105	72	200	48	62	26	105
Hotel EBITDA including amounts attributable to noncontrolling interest	4,674	3,703	6,630	2,016	4,527	2,245	882	11,058	3,139
Non-comparable adjustments	(671)	(3,703)	(147)	1	335	—	1	—	1
Comparable hotel EBITDA	$4,003	$—	$6,483	$2,017	$4,862	$2,245	$883	$11,058	$3,140

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$689	$996	$1,767	$469	$1,903	$13,927	$86,007	$140,679
Non-property adjustments	—	6	—	38	—	—	(72,385)	(85,986)
Interest income	(28)	—	(22)	(18)	—	(160)	(30)	(420)
Interest expense	—	—	—	211	—	—	873	2,086
Amortization of loan costs	—	—	—	39	—	—	37	76
Depreciation and amortization	967	382	593	2,290	815	4,624	11,325	37,139
Income tax expense (benefit)	—	—	—	—	—	—	6	29
Non-hotel EBITDA ownership expense	4	11	15	26	22	69	792	1,531
Hotel EBITDA including amounts attributable to noncontrolling interest	1,632	1,395	2,353	3,055	2,740	18,460	26,625	95,134
Non-comparable adjustments	—	13	—	—	—	1	(2,255)	(6,424)
Comparable hotel EBITDA	$1,632	$1,408	$2,353	$3,055	$2,740	$18,461	$24,370	$88,710
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2025
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$4,496	$31,855	$3,683	$1,153	$8,881	$5,604	$(402)	$14,672	$764
Non-property adjustments	—	(31,852)	—	—	—	—	—	—	—
Interest income	(108)	—	—	—	(29)	(4)	—	(57)	—
Interest expense	1,406	—	2,411	—	—	—	—	—	—
Amortization of loan costs	10	—	156	—	—	—	—	—	—
Depreciation and amortization	4,165	1	7,648	3,436	3,107	2,866	1,406	4,768	3,782
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	197	56	622	337	361	31	112	301	269
Hotel EBITDA including amounts attributable to noncontrolling interest	10,166	60	14,520	4,926	12,320	8,497	1,116	19,684	4,815
Non-comparable adjustments	(1,030)	(60)	—	—	—	—	—	—	—
Comparable hotel EBITDA	$9,136	$—	$14,520	$4,926	$12,320	$8,497	$1,116	$19,684	$4,815

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$9,458	$901	$2,503	$1,074	$7,472	$20,648	$13,925	$126,687
Non-property adjustments	(6,700)	—	—	—	—	—	1,463	(37,089)
Interest income	(60)	—	(50)	(25)	—	(317)	(66)	(716)
Interest expense	—	—	—	854	—	—	1,550	6,221
Amortization of loan costs	—	—	—	27	—	—	45	238
Depreciation and amortization	1,681	713	1,233	4,004	1,420	8,387	23,901	72,518
Income tax expense (benefit)	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	17	20	165	469	68	156	(288)	2,893
Hotel EBITDA including amounts attributable to noncontrolling interest	4,396	1,634	3,851	6,403	8,960	28,874	40,530	170,752
Non-comparable adjustments	—	(2)	—	—	—	—	(1,491)	(2,583)
Comparable hotel EBITDA	$4,396	$1,632	$3,851	$6,403	$8,960	$28,874	$39,039	$168,169
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Six Months Ended June 30, 2024
	Atlanta, GA Area	Boston, MA Area	Dallas / Ft. Worth, TX Area	Houston, TX Area	Los Angeles, CA Metro Area	Miami, FL Metro Area	Minneapolis - St. Paul, MN - WI Area	Nashville, TN Area	New York / New Jersey Metro Area
Net income (loss)	$16,982	$(839)	$5,998	$331	$3,722	$5,221	$(1,235)	$14,450	$(822)
Non-property adjustments	(14,362)	677	1,090	—	3,001	—	—	—	733
Interest income	(81)	(123)	(4)	—	(41)	(26)	—	(54)	(4)
Interest expense	1,552	2,518	—	—	—	—	—	—	—
Amortization of loan costs	—	144	—	—	—	—	—	—	—
Depreciation and amortization	5,057	2,297	6,189	3,280	4,318	2,192	1,527	4,863	4,268
Income tax expense (benefit)	—	—	—	—	—	—	—	49	—
Non-hotel EBITDA ownership expense	144	(87)	225	172	330	60	84	34	310
Hotel EBITDA including amounts attributable to noncontrolling interest	9,292	4,587	13,498	3,783	11,330	7,447	376	19,342	4,485
Non-comparable adjustments	(1,317)	(4,587)	(539)	3	153	1	3	—	(108)
Comparable hotel EBITDA	$7,975	$—	$12,959	$3,786	$11,483	$7,448	$379	$19,342	$4,377

	Orlando, FL Area	Philadelphia, PA Area	San Diego, CA Area	San Francisco - Oakland, CA Metro Area	Tampa, FL Area	Washington D.C. - MD - VA Area	Other Areas	Total Portfolio
Net income (loss)	$2,441	$17	$2,868	$480	$6,425	$19,767	$95,308	$171,114
Non-property adjustments	—	425	—	228	—	—	(75,808)	(84,016)
Interest income	(52)	(4)	(41)	(35)	—	(297)	(68)	(830)
Interest expense	—	—	—	424	—	—	1,747	6,241
Amortization of loan costs	—	—	—	79	—	—	72	295
Depreciation and amortization	1,937	913	1,180	4,825	1,669	9,387	23,457	77,359
Income tax expense (benefit)	—	—	—	—	—	—	15	64
Non-hotel EBITDA ownership expense	26	16	26	98	6	230	1,545	3,219
Hotel EBITDA including amounts attributable to noncontrolling interest	4,352	1,367	4,033	6,099	8,100	29,087	46,268	173,446
Non-comparable adjustments	—	280	1	(226)	2	4	(7,398)	(13,728)
Comparable hotel EBITDA	$4,352	$1,647	$4,034	$5,873	$8,102	$29,091	$38,870	$159,718
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	TTM Ended June 30, 2025
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$46,148	$84,157	$14,929	$(55,020)	$25,812	$5,872	$(187)	$13,049	$(1,675)	$(7,734)	$(8,434)
Non-property adjustments	(6,700)	(31,925)	1,447	59,331	—	—	—	—	—	—	—
Interest income	(124)	(469)	(287)	(198)	(111)	—	(5)	(412)	—	—	—
Interest expense	—	—	—	—	—	—	986	—	1,277	3,249	4,146
Amortization of loan costs	—	—	—	—	—	—	10	—	148	119	156
Depreciation and amortization	28,223	40,255	22,827	19,990	9,579	4,744	1,246	4,335	2,090	5,627	3,760
Income tax expense (benefit)	(3)	—	—	—	(48)	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	2,946	1,877	3,456	1,060	437	105	144	51	250	329	1,492
Hotel EBITDA including amounts attributable to noncontrolling interest	70,490	93,895	42,372	25,163	35,669	10,721	2,194	17,023	2,090	1,590	1,120
Non-comparable adjustments	(14)	(6,328)	(9)	(3)	—	(2)	—	(3)	(1)	(1)	—
Comparable hotel EBITDA	$70,476	$87,567	$42,363	$25,160	$35,669	$10,719	$2,194	$17,020	$2,089	$1,589	$1,120

	BAML - 4 Pack - Stirling	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$555	$2,892	$1,876	$122,240
Non-property adjustments	—	(2,739)	—	19,414
Interest income	—	—	—	(1,606)
Interest expense	—	—	1,950	11,608
Amortization of loan costs	—	—	—	433
Depreciation and amortization	4,243	6	540	147,465
Income tax expense (benefit)	(8)	63	—	4
Non-hotel EBITDA ownership expense	100	177	18	12,442
Hotel EBITDA including amounts attributable to noncontrolling interest	4,890	399	4,384	312,000
Non-comparable adjustments	(4,890)	(399)	—	(11,650)
Comparable hotel EBITDA	$—	$—	$4,384	$300,350
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30, 2025
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$22,803	$16,160	$4,071	$3,089	$7,649	$2,462	$(18)	$4,672	$(365)	$(1,979)	$(1,747)
Non-property adjustments	(6,700)	16	1,447	—	—	—	—	—	—	—	—
Interest income	(36)	(83)	(74)	(44)	(32)	—	—	(101)	—	—	—
Interest expense	—	—	—	—	—	—	224	—	552	778	1,121
Amortization of loan costs	—	—	—	—	—	—	6	—	—	23	103
Depreciation and amortization	6,830	9,435	5,718	4,357	2,295	1,136	310	1,008	519	1,344	1,117
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	246	442	506	155	296	44	(3)	29	25	53	2
Hotel EBITDA including amounts attributable to noncontrolling interest	23,143	25,970	11,668	7,557	10,208	3,642	519	5,608	731	219	596
Non-comparable adjustments	(2)	(38)	—	—	—	—	—	—	—	—	—
Comparable hotel EBITDA	$23,141	$25,932	$11,668	$7,557	$10,208	$3,642	$519	$5,608	$731	$219	$596

	BAML - 4 Pack - Stirling	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$195	$(15)	$584	$57,561
Non-property adjustments	—	3	—	(5,234)
Interest income	—	—	—	(370)
Interest expense	—	—	481	3,156
Amortization of loan costs	—	—	—	132
Depreciation and amortization	1,024	—	135	35,228
Income tax expense (benefit)	—	—	—	—
Non-hotel EBITDA ownership expense	5	8	(2)	1,806
Hotel EBITDA including amounts attributable to noncontrolling interest	1,224	(4)	1,198	92,279
Non-comparable adjustments	(1,224)	4	—	(1,260)
Comparable hotel EBITDA	$—	$—	$1,198	$91,019
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31, 2025
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$8,064	$44,926	$6,147	$1,611	$7,023	$618	$263	$3,105	$(808)	$(1,122)	$(2,183)
Non-property adjustments	—	(31,868)	—	—	—	—	—	—	—	—	—
Interest income	(32)	(75)	(68)	(44)	(25)	—	(5)	(97)	—	—	—
Interest expense	—	—	—	—	—	—	221	—	303	770	1,290
Amortization of loan costs	—	—	—	—	—	—	4	—	27	22	53
Depreciation and amortization	6,959	9,614	5,988	5,392	2,473	1,165	310	1,048	525	1,554	1,117
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	1,073	(153)	399	234	5	11	4	11	17	51	177
Hotel EBITDA including amounts attributable to noncontrolling interest	16,064	22,444	12,466	7,193	9,476	1,794	797	4,067	64	1,275	454
Non-comparable adjustments	—	(26)	—	—	—	—	—	—	—	—	—
Comparable hotel EBITDA	$16,064	$22,418	$12,466	$7,193	$9,476	$1,794	$797	$4,067	$64	$1,275	$454

	BAML - 4 Pack - Stirling	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$124	$896	$462	$69,126
Non-property adjustments	—	13	—	(31,855)
Interest income	—	—	—	(346)
Interest expense	—	—	481	3,065
Amortization of loan costs	—	—	—	106
Depreciation and amortization	1,010	—	135	37,290
Income tax expense (benefit)	—	—	—	—
Non-hotel EBITDA ownership expense	7	(753)	4	1,087
Hotel EBITDA including amounts attributable to noncontrolling interest	1,141	156	1,082	78,473
Non-comparable adjustments	(1,141)	(156)	—	(1,323)
Comparable hotel EBITDA	$—	$—	$1,082	$77,150
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2024
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$5,672	$11,593	$2,927	$(60,071)	$6,191	$839	$(174)	$2,422	$(921)	$(1,951)	$(3,918)
Non-property adjustments	—	(73)	—	59,331	—	—	—	—	—	—	—
Interest income	(9)	(151)	(70)	(50)	(25)	—	—	(103)	—	—	—
Interest expense	—	—	—	—	—	—	257	—	210	822	1,398
Amortization of loan costs	—	—	—	—	—	—	—	—	80	38	—
Depreciation and amortization	7,140	10,294	5,519	5,089	2,404	1,206	314	1,111	533	1,342	1,118
Income tax expense (benefit)	(4)	—	—	—	(70)	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	1,441	1,770	984	622	15	29	118	5	161	225	1,313
Hotel EBITDA including amounts attributable to noncontrolling interest	14,240	23,433	9,360	4,921	8,515	2,074	515	3,435	63	476	(89)
Non-comparable adjustments	(14)	(2,506)	(9)	(3)	—	(2)	—	—	(1)	(1)	—
Comparable hotel EBITDA	$14,226	$20,927	$9,351	$4,918	$8,515	$2,072	$515	$3,435	$62	$475	$(89)

	BAML - 4 Pack - Stirling	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$181	$(381)	$466	$(37,125)
Non-property adjustments	—	16	—	59,274
Interest income	—	—	—	(408)
Interest expense	—	—	494	3,181
Amortization of loan costs	—	—	—	118
Depreciation and amortization	1,051	—	135	37,256
Income tax expense (benefit)	(8)	60	—	(22)
Non-hotel EBITDA ownership expense	64	378	16	7,141
Hotel EBITDA including amounts attributable to noncontrolling interest	1,288	73	1,111	69,415
Non-comparable adjustments	(1,288)	(73)	—	(3,897)
Comparable hotel EBITDA	$—	$—	$1,111	$65,518
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.

Exhibit 1

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO HOTEL EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30, 2024
	BAML/Sculptor KEYS Pool - 16 hotels	BAML Highland Pool - 18 hotels	Morgan Stanley Pool - 17 hotels	JP Morgan Chase - 8 hotels	BAML Nashville -1 hotel	Hilton Alexandria / La Posada - 2 hotels	BAML Indigo Atlanta - 1 hotel	Torchlight Marriott Gateway - 1 hotel	US Bank Hilton Santa Cruz/Scotts Valley - 1 hotel	Aareal Le Pavillon - 1 hotel	Ft Worth Le Meridien - 1 hotel
Net income (loss)	$9,609	$11,478	$1,784	$351	$4,949	$1,953	$(258)	$2,850	$419	$(2,682)	$(586)
Non-property adjustments	—	—	—	—	—	—	—	—	—	—	—
Interest income	(47)	(160)	(75)	(60)	(29)	—	—	(111)	—	—	—
Interest expense	—	—	—	—	—	—	284	—	212	879	337
Amortization of loan costs	—	—	—	—	—	—	—	—	41	36	—
Depreciation and amortization	7,294	10,912	5,602	5,152	2,407	1,237	312	1,168	513	1,387	408
Income tax expense (benefit)	1	—	—	—	22	—	—	—	—	—	—
Non-hotel EBITDA ownership expense	186	(182)	1,567	49	121	21	25	6	47	—	—
Hotel EBITDA including amounts attributable to noncontrolling interest	17,043	22,048	8,878	5,492	7,470	3,211	363	3,913	1,232	(380)	159
Non-comparable adjustments	2	(3,758)	—	—	—	—	—	(3)	—	—	—
Comparable hotel EBITDA	$17,045	$18,290	$8,878	$5,492	$7,470	$3,211	$363	$3,910	$1,232	$(380)	$159

	BAML - 4 Pack - Stirling	Disposed Hotels	Unencumbered Hotels	Total Portfolio
Net income (loss)	$55	$2,392	$364	$32,678
Non-property adjustments	—	(2,771)	—	(2,771)
Interest income	—	—	—	(482)
Interest expense	—	—	494	2,206
Amortization of loan costs	—	—	—	77
Depreciation and amortization	1,158	6	135	37,691
Income tax expense (benefit)	—	3	—	26
Non-hotel EBITDA ownership expense	24	544	—	2,408
Hotel EBITDA including amounts attributable to noncontrolling interest	1,237	174	993	71,833
Non-comparable adjustments	(1,237)	(174)	—	(5,170)
Comparable hotel EBITDA	$—	$—	$993	$66,663
NOTES:
(1)    The above comparable information assumes the 68 hotel properties owned and included in the Company’s operations at June 30, 2025, were owned as of the beginning of each of the periods presented. Non-comparable adjustments include results from hotel properties disposed of during the period, hotel properties in receivership and the four Stirling REIT OP, LP hotel properties.